FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE ("First Amendment") is entered into this 31st day of January, 2001, to that certain Lease ("Lease") dated April 24, 1996, between CSM INVESTORS, INC., a Minnesota corporation ("Landlord") and DIGITAL RIVER, INC., a Delaware corporation (assignee of INTRANET INTEGRATION GROUP, INC. pursuant to Assignment of Lease dated April 21, 1998)("Tenant"), for the premises ("Premises") located in Eden Prairie, Minnesota in the project commonly known as the Golden Triangle Business Center as more particularly described in the Lease.

The Lease is hereby amended as follows:

1.2 PREMISES: Effective April 1, 2001 ("Effective Date"), the Premises shall be increased by the approximately 15,042 square feet of area (comprised of approximately 10,547 square feet of office space and 4,495 square feet of warehouse space) depicted on the site plan attached hereto as EXHIBIT A ("Expansion Area"), from 32,919 square feet to 47,961 total square feet of area.
 Landlord agrees to provide Tenant early occupancy of the Premises for the purpose of installing its own tenant improvements on March 1, 2001, under the same terms and conditions contained herein, exclusive of payment of rent and operating expenses.

The Expansion Area is leased to Tenant in its "as-is" condition, except that Landlord warrants that the HVAC, plumbing and electrical systems shall be in good and working order as of the Effective Date and agrees to make repairs to the air conditioning system which may be required to put the air conditioning system in working order for the Summer 2001 cooling season. Prior to making any improvements or alterations to the Expansion Area, Tenant shall (i) obtain Landlord's prior written approval, not to be unreasonably withheld, of detailed plans and specifications therefor, and (ii) forward to Landlord names and addresses of all contractors and subcontractors which will be working in or on the Premises. Tenant shall be responsible for ensuring that all work complies with the approved plans and specifications and applicable laws, codes, ordinances, regulations and the like. Landlord shall have no responsibility for the quality, maintenance, repair or replacement of the tenant improvements. Tenant shall indemnify, defend (with counsel reasonably approved by Landlord), and hold Landlord harmless from and against any and all claims, causes of action, damages or expenses (including, without limitation, mechanic's liens) arising out of, by reason of, or as a result of Tenant's construction and installation of the tenant improvements.

1.4 BASE RENT. Effective April 1, 2001, the Base Rent for the remaining lease term shall be as follows:

                                        MONTHLY
        PERIOD                          BASE RENT
        ------                          ---------
        4/1/01-7/31/03                  $31,186.80

1.7 PRO RATA SHARE. Effective April 1, 2001, Tenant's pro-rata share of operating expenses shall increase by 9.8% from 21.68% to 31.48%.

MISCELLANEOUS. If any provision of the Lease is inconsistent with the provisions contained herein, then the provisions of this First Amendment shall control. Except as expressly modified herein, all other terms and conditions of the Lease shall remain unchanged, and in full force and effect. This First Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but together shall constitute one and the same instrument.

LANDLORD:                               TENANT:

CSM INVESTORS, INC.                     DIGITAL RIVER, INC.

BY: /s/ Dave Carland                    BY:  /s/ Greg Smith
   ------------------------                --------------------------

ITS:  V.P.                              ITS:  VP Finance & Secretary
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                                EXHIBIT A - 1 OF 2

                            [graphic of expansion area]









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                                EXHIBIT A - 2 OF 2

                               [graphic of premises]